Reed Smith llp Michael J. Venditto Chrystal A. Puleo Sarah K. Kam 599 Lexington Avenue New York, NY 10022 Telephone: (212) 521-5400 Facsimile: (212) 521-5450 Proposed Counsel for the Debtor

UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

In re: ENER1, INC., Debtor.	Chapter 11 Case No.: 12-10299-MG Refers to Dkt. No. 4

SUPPLEMENT TO THE DISCLOSURE STATEMENT IN CONNECTION WITH THE PREPETITION SOLICITATION OF VOTES IN RESPECT OF THE PREPACKAGED
PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Ener1, Inc. (the “Debtor”), hereby supplements the Disclosure Statement In Connection With The Prepetition Solicitation of Votes In Respect of The Prepackaged Plan of Reorganization under Chapter 11 of The Bankruptcy Code, dated January 26, 2011 (Docket No. 4) to disclose certain subsequent events as set forth herein:

1.   On January 26, 2012, upon the execution of the Plan Support Agreement,1 the Debtor initiated the solicitation of creditors holding Claims in Classes 3, 4 and 5 by delivering copies of the Plan and Disclosure Statement, including all of the exhibits and schedules to both documents. In addition, each of these creditors received an appropriate form of ballot (the “Ballot”) with voting instructions. The instructions on the Ballots advised parties that for a Ballot to be counted, the Ballot would have to be completed, signed, and returned to counsel for the Debtor, in ample time to be received by 5:00 p.m. (Eastern Standard Time) on February 9, 2012 (the “Voting Deadline”). The instructions accompanying the Ballots advised the creditors being solicited that the Debtor intended to commence a Chapter 11 case to seek confirmation of the Plan immediately following the earlier to occur of (i) receipt of all Ballots, or (ii) the Voting Deadline.

[1]	All capitalized terms used in this Supplement and not specifically defined herein have the meaning given to such terms in the Disclosure Statement.

2.   All of the Ballots were returned and received by the Debtor’s counsel on January 26, 2012.

3.   After all holders of Claims in Classes 3, 4, and 5, which were the only Classes entitled to vote on the Plan, had voted, the Debtor elected to immediately commence this Chapter 11 Case and seek confirmation of the Plan.

4.   On January 26, 2012 (the “Petition Date”), the Debtor filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code with the Court. On the Petition Date, the Debtor also filed the Plan and Disclosure Statement, among other documents.

5.   No trustee or examiner has been appointed in this Chapter 11 case and the Debtor continues in possession of its property and the management of its business as a debtor-in-possession.

6.   Following a hearing on January 27, 2012, the Court entered the Order (A) Scheduling Combined Hearing on Adequacy of Disclosure Statement and Prepetition Solicitation Procedures and Confirmation of Plan, (B) Establishing Procedures for Objecting to Disclosure Statement, Solicitation Procedures, and Plan, (C) Approving Form, Manner, and Sufficiency of Notice Thereof, and (D) Waiving Requirement for Meetings of Creditors or Equity Security Holders (Docket No. 16) (the “Scheduling Order”). The Scheduling Order, among other things, scheduled a hearing to consider approval of the Disclosure Statement, solicitation procedures, and form of Ballots, and confirmation of the Plan for February 27, 2012 at 2:00 p.m. (Eastern Standard Time). The Scheduling Order established February 17, 2012 at 5:00 p.m. (Eastern Standard Time) as the deadline for objecting to approval of the Disclosure Statement, solicitation procedures, Ballots, and confirmation of the Plan.

7.   In accordance with the Scheduling Order, the Debtor caused the Notice of Commencement of Bankruptcy Case and Summary of Plan of Reorganization under Chapter 11 of the Bankruptcy Code; and Notice of Hearing to Consider (I) Debtor’s Compliance with Disclosure Requirements and (II) Confirmation of Plan of Reorganization (the “Combined Hearing Notice”) to be mailed to all of the Debtor’s creditors and equity interest holders on or before January 31, 2012. The Debtor also caused a version of Combined Hearing Notice to be published in USA TODAY on February 2, 2012.

8.   On February 1, 2012, the Debtor received a subpoena for the production of documents that was issued by the United States Securities and Exchange Commission (“SEC”) on January 31, 2012. This subpoena requires the Debtor to produce documents in connection with an investigation being conducted by the SEC, with such production to take place on February 14, 2012. The Debtor understands that the subpoena and investigation relate to the Debtor’s compliance and disclosure obligations under federal securities laws prior to the Petition Date and are not related to the Bankruptcy Case, the Plan, or the Disclosure Statement.

9.   The Debtor has requested additional time to respond to the subpoena and has arranged a February 27, 2012 telephonic conference with the SEC staff to discuss, inter alia, a production schedule. The Debtor intends to cooperate with the SEC.

10.   Following confirmation of the Plan, responsibility for complying with the subpoena will be the responsibility of the Reorganized Debtor.

Dated: February 29, 2012 New York, New York

Respectfully submitted,

REED SMITH LLP

/s/ Michael J. Venditto

Michael J. Venditto

Chrystal A. Puleo

Sarah K. Kam

599 Lexington Avenue
New York, NY 10022-7650

Telephone: (212) 521-5400
Facsimile: (212) 521-5450

Proposed Counsel for the Debtor

-4-